Exhibit 99.01

VERITAS to Trade Under Symbol VRSTE on NASDAQ Stock Market Pending Filing of Form 10-K and Compliance with NASDAQ Requirements

MOUNTAIN VIEW, California — April 4, 2005 — VERITAS Software Corporation (NASDAQ: VRTS) announced today that it will begin trading under the symbol VRSTE effective Tuesday, April 5, 2005. The addition of the “E” to the company’s trading symbol indicates that VERITAS has not timely filed its Form 10-K for the year ended December 31, 2004, as previously announced by the company.

Based on the delay, NASDAQ notified the company on April 1, 2005 that the company is not in compliance with the NASDAQ listing requirement regarding the timely filing of periodic reports as set forth in Marketplace Rule 4310(c)(14). The company delivered a written submission to NASDAQ on March 31, 2005 detailing its plan to remedy its noncompliance with Nasdaq Marketplace Rule 4310(c)(14), and requesting an exemption from the rule until the earlier of the date on which the Company files its 2004 Form 10-K or April 15, 2005. The company expects to file its 2004 Form 10-K with the SEC on or before April 11, 2005.

This Press Release contains forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, including statements relating to the company’s expectation that it will file its 2004 Form 10-K on or before April 11, 2005 and, once that filing has been made, that it will be in compliance with the requirements for continued listing on NASDAQ. These forward-looking statements involve a number of risks and uncertainties, including those related to the results and completion of the audits of the company’s financial statements and assessment of its internal control over financial reporting and the risk of immediate delisting of the company’s securities from The Nasdaq National Market based on noncompliance with Nasdaq Marketplace Rule 4310(c)(14) and the Nasdaq Listing Qualification Panel’s written determination in response to the delayed filing of the company’s 2003 Form 10-K. These and other factors could cause the company’s actual results to differ materially from what it projects in its forward-looking statements. For more information regarding other potential risks and uncertainties, see the “Factors That May Affect Future Results” section of the company’s most recent Form 10-Q for the quarter ended September 30, 2004 and Form 10-K for the year ended December 31, 2003.

For More Information Contact:

Investor Contact:
Renee Budig, Investor Relations, VERITAS Software
(650) 527-4047, renee.budig@veritas.com

Press Contact:
Marlena Fernandez, Corporate Communications, VERITAS Software
(650) 527-3778, marlena.fernandez@veritas.com